Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On November 1, 2021, Dell Technologies Inc. (the “Company” or “Dell Technologies”) completed its previously announced spin-off of its approximately 81% equity ownership interest in VMware, Inc. (“VMware”) (such transaction, the “Spin-Off”). The Spin-Off resulted in the creation of two standalone companies positioned for growth in the data era.

Immediately prior to the Spin-Off, VMware distributed a special cash dividend of $11.5 billion, in aggregate, to all VMware stockholders, on a pro rata basis, of which approximately $9.3 billion was received by Dell Technologies, directly or through its controlled subsidiaries. Dell Technologies used these net proceeds, as well as cash on hand, to repay approximately $9.4 billion principal amount of debt.

Dell Technologies stockholders received 0.440626 shares of VMware Class A common stock for each share of Dell Technologies common stock that they held, based on shares outstanding as of 5:00 p.m., New York City time, on October 29, 2021 (the "Distribution Record Date"). Dell Technologies’ capital structure remains the same following the Spin-Off.

In connection with the closing of the Spin-Off, Dell Technologies signed a Commercial Framework Agreement with VMware that provides a framework under which the Company and VMware will continue their strategic commercial relationship after the transaction, particularly with respect to projects mutually agreed upon by the parties as having the potential to accelerate the growth of an industry, product, service, or platform that may provide the parties with a strategic market opportunity. The Company also entered into a Tax Matters Agreement which governs the Company’s and VMware’s respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Spin-Off to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes.

Basis of Preparation

The following unaudited pro forma condensed consolidated financial statements of Dell Technologies (“pro forma information”) are presented to illustrate the estimated effects of the Spin-Off on the Company’s historical consolidated financial results, and have been derived from the historical consolidated financial statements of the Company prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

The following Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the six months ended July 30, 2021 and for the fiscal years ended January 29, 2021, January 31, 2020 and February 1, 2019 assume that the Spin-Off occurred on February 3, 2018. The Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of July 30, 2021 assumes that the Spin-Off occurred on that date.

The pro forma information has been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The pro forma information gives effect to the following:
a.The impact of the disposition of the assets, liabilities, and operations of VMware, pursuant to the Spin-Off, on the Company’s consolidated financial results for all periods presented
b.The impact of the repayment of debt by the Company pursuant to the Spin-off for the latest interim and annual periods
c.Transaction costs incurred in connection with the Spin-Off for the latest annual period
d.The impact of the Tax Matters Agreement entered into between the Company and VMware for the latest interim period

The pro forma information is intended for informational purposes. The pro forma information does not purport to represent what the Company’s results of operations or financial condition would have been had the Spin-Off been completed on the dates indicated, and does not purport to project the Company’s future results of operations or financial condition for any future period or as of any future date. The pro forma adjustments included in the accompanying unaudited pro forma condensed consolidated financial statements are based on currently available data and assumptions that the Company believes are reasonable.

Beginning in the fourth quarter of the Company’s fiscal year ending January 28, 2022 ("Fiscal 2022"), VMware’s historical financial results for periods prior to the Spin-Off will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes and the Company's historical Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the corresponding periods, which are available at the Securities and Exchange Commission's website at www.sec.gov and the Dell Technologies’ website at investors.delltechnologies.com

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(in millions, except per share amounts)

	For the six months ended July 30, 2021
		Transaction Adjustments
	Historical	Spin-Off of VMware [1]		Other transaction adjustments		Pro Forma for the Spin-Off
Net revenue:
Products	$37,428	$(1,046)		$—		$36,382
Services	13,181	(2,782)		—		10,399
Total net revenue	50,609	(3,828)		—		46,781
Cost of net revenue:
Products	29,585	541		—		30,126
Services	5,381	535		—		5,916
Total cost of net revenue	34,966	1,076		—		36,042
Gross margin	15,643	(4,904)		—		10,739
Operating expenses:
Selling, general, and administrative	10,105	(2,686)		—		7,419
Research and development	2,791	(1,475)		—		1,316
Total operating expenses	12,896	(4,161)		—		8,735
Operating income	2,747	(743)		—		2,004
Interest and other, net	(747)	167		175	[2]	(405)
Income before income taxes	2,000	(576)		175		1,599
Income tax expense (benefit)	182	(46)		43	[5]	179
Net income	1,818	(530)		132		1,420
Less: Net income attributable to non-controlling interests	100	(103)		—		(3)
Net income attributable to Dell Technologies Inc.	$1,718	$(427)		$132		$1,423

Earnings (loss) per share attributable to Dell Technologies Inc. — basic:
Dell Technologies Common Stock	$2.26					$1.87

Earnings (loss) per share attributable to Dell Technologies Inc. — diluted:
Dell Technologies Common Stock	$2.18					$1.76

Net income attributable to Dell Technologies Inc. - basic	$1,718					$1,423
Incremental dilution from VMware	(5)	5	[6]	—		—
Net income attributable to Dell Technologies Inc. - diluted	$1,713					$1,423

Weighted average shares - basic	760					760
Weighted average shares - diluted	784	—		23	[7]	807

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(in millions, except per share amounts)

	For the fiscal year ended January 29, 2021
		Transaction Adjustments
	Historical	Spin-Off of VMware [1]		Other transaction adjustments		Pro Forma for the Spin-Off
Net revenue:
Products	$69,911	$(2,167)		$—		$67,744
Services	24,313	(5,387)		—		18,926
Total net revenue	94,224	(7,554)		—		86,670
Cost of net revenue:	—			—
Products	55,347	1,084		—		56,431
Services	9,460	639		—		10,099
Total cost of net revenue	64,807	1,723		—		66,530
Gross margin	29,417	(9,277)		—		20,140
Operating expenses:
Selling, general, and administrative	18,998	(4,998)		198	[4]	14,198
Research and development	5,275	(2,820)		—		2,455
Total operating expenses	24,273	(7,818)		198		16,653
Operating income	5,144	(1,459)		(198)		3,487
Interest and other, net	(1,474)	135		171	[2] [3]	(1,168)
Income before income taxes	3,670	(1,324)		(27)		2,319
Income tax expense (benefit)	165	(64)		17	[5]	118
Net income	3,505	(1,260)		(44)		2,201
Less: Net income attributable to non-controlling interests	255	(259)		—		(4)
Net income attributable to Dell Technologies Inc.	$3,250	$(1,001)		$(44)		$2,205

Earnings (loss) per share attributable to Dell Technologies Inc. — basic:
Dell Technologies Common Stock	$4.37					$2.96

Earnings (loss) per share attributable to Dell Technologies Inc. — diluted:
Dell Technologies Common Stock	$4.22					$2.79

Net income attributable to Dell Technologies Inc. - basic	$3,250					$2,205
Incremental dilution from VMware	(13)	13	[6]	—		—
Net income attributable to Dell Technologies Inc. - diluted	$3,237					$2,205

Weighted average shares - basic	744					744
Weighted average shares - diluted	767	—		22	[7]	789

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(in millions, except per share amounts)

	For the fiscal year ended January 31, 2020
		Transaction Adjustments
	Historical	Spin-Off of VMware [1]		Pro Forma for the Spin-Off
Net revenue:
Products	$69,918	$(2,311)		$67,607
Services	22,236	(5,028)		17,208
Total net revenue	92,154	(7,339)		84,815
Cost of net revenue:
Products	54,525	844		55,369
Services	8,696	111		8,807
Total cost of net revenue	63,221	955		64,176
Gross margin	28,933	(8,294)		20,639
Operating expenses:
Selling, general, and administrative	21,319	(5,500)		15,819
Research and development	4,992	(2,538)		2,454
Total operating expenses	26,311	(8,038)		18,273
Operating income	2,622	(256)		2,366
Interest and other, net	(2,626)	209		(2,417)
Income before income taxes	(4)	(47)		(51)
Income tax expense (benefit)	(5,533)	4,961		(572)
Net income	5,529	(5,008)		521
Less: Net income attributable to non-controlling interests	913	(917)		(4)
Net income attributable to Dell Technologies Inc.	$4,616	$(4,091)		$525

Earnings (loss) per share attributable to Dell Technologies Inc. — basic:
Dell Technologies Common Stock	$6.38			$0.73

Earnings (loss) per share attributable to Dell Technologies Inc. — diluted:
Dell Technologies Common Stock	$6.03			$0.70

Net income attributable to Dell Technologies Inc. - basic	$4,616			$525
Incremental dilution from VMware	(84)	84	[6]	—
Net income attributable to Dell Technologies Inc. - diluted	$4,532			$525

Weighted average shares - basic	724			724
Weighted average shares - diluted	751			751

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(in millions, except per share amounts)

	For the fiscal year ended February 1, 2019
		Transaction Adjustments
	Historical	Spin-Off of VMware [1]		Pro Forma for the Spin-Off
Net revenue:
Products	$70,707	$(2,651)		$68,056
Services	19,914	(4,329)		15,585
Total net revenue	90,621	(6,980)		83,641
Cost of net revenue:
Products	57,889	17		57,906
Services	7,679	(59)		7,620
Total cost of net revenue	65,568	(42)		65,526
Gross margin	25,053	(6,938)		18,115
Operating expenses:
Selling, general, and administrative	20,640	(4,500)		16,140
Research and development	4,604	(2,173)		2,431
Total operating expenses	25,244	(6,673)		18,571
Operating income	(191)	(265)		(456)
Interest and other, net	(2,170)	97		(2,073)
Income before income taxes	(2,361)	(168)		(2,529)
Income tax expense (benefit)	(180)	(3)		(183)
Net income	(2,181)	(165)		(2,346)
Less: Net income attributable to non-controlling interests	129	(133)		(4)
Net income attributable to Dell Technologies Inc.	$(2,310)	$(32)		$(2,342)

Earnings (loss) per share attributable to Dell Technologies Inc. — basic:
Class V Common Stock	$6.01			$—	[8]
DHI Group	$(6.02)			$(3.27)	[8]

Earnings (loss) per share attributable to Dell Technologies Inc. — diluted:
Class V Common Stock	$5.91			$—	[8]
DHI Group	$(6.04)			$(3.27)	[8]

Class V Common Stock
Net income attributable to Class V Common Stock - basic	$1,195			$—
Incremental dilution from VMware	(18)			—
Net income attributable to Class V Common Stock - diluted	$1,177			$—

Weighted average shares - basic	199			—
Weighted average shares - diluted	199			—

DHI Group
Net income attributable to DHI Group - basic	$(3,505)			$(2,342)
Incremental dilution from VMware	(13)	13	[6]	—
Net income attributable to DHI Group - diluted	$(3,518)			$(2,342)

Weighted average shares - basic	582	135	[8]	717	[8]
Weighted average shares - diluted	582	135	[8]	717	[8]

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position
(in millions)

	July 30, 2021
		Transaction Adjustments
	Historical	Spin-Off of VMware [1]		Other transaction adjustments		Pro Forma for the Spin-Off
ASSETS
Current assets:
Cash and cash equivalents	$11,719	$3,403	[10]	$(9,258)	[2]	$5,864
Accounts receivable, net	12,914	(1,842)		—		11,072
Short-term financing receivables, net	4,955	—		—		4,955
Inventories	4,223	2		—		4,225
Other current assets	9,556	1,785		—		11,341
Current assets held for sale	188	—		—		188
Total current assets	43,555	3,348		(9,258)		37,645
Property, plant, and equipment, net	6,661	(1,645)		—		5,016
Long-term investments	1,875	(226)		—		1,649
Long-term financing receivables, net	5,330	1		—		5,331
Goodwill	40,741	(20,801)		—		19,940
Intangible assets, net	13,014	(4,799)		—		8,215
Other non-current assets	11,502	(4,248)		148	[9]	7,402
Total assets	$122,678	$(28,370)		$(9,110)		$85,198
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$6,427	$(1,003)		$—		$5,424
Accounts payable	23,029	(212)		—		22,817
Due to related parties, net	—	838		—		838
Accrued and other	8,808	(2,098)		324	[3] [4]	7,034
Short-term deferred revenue	17,003	(3,238)		—		13,765
Current liabilities held for sale	216	—		—		216
Total current liabilities	55,483	(5,713)		324		50,094
Long-term debt	37,167	(4,767)		(9,160)	[2] [3]	23,240
Long-term deferred revenue	14,840	(1,937)		—		12,903
Other non-current liabilities	5,245	(1,448)		—		3,797
Total liabilities	112,735	(13,865)		(8,836)		90,034

Stockholders’ equity (deficit):
Common stock and capital in excess of $0.01 par value	17,510	(9,500)		148	[9]	8,158
Treasury stock at cost	(305)	—		—		(305)
Accumulated deficit	(12,033)	—		(422)	[2] [3] [4]	(12,455)
Accumulated other comprehensive loss	(347)	8		—		(339)
Total Dell Technologies Inc. stockholders’ equity (deficit)	4,825	(9,492)		(274)		(4,941)
Non-controlling interest	5,118	(5,013)		—		105
Total stockholders’ equity (deficit)	9,943	(14,505)		(274)		(4,836)
Total liabilities and stockholders’ equity (deficit)	$122,678	$(28,370)		$(9,110)		$85,198

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements:

[1] Reflects the amounts representing the revenues, expenses, assets, liabilities, and equity attributable to VMware included in the Company's historical financial statements which will be accounted for as a discontinued operation within the Company's Fiscal 2022 Form 10-K. The impact of transactions that will remain in effect following the Spin-Off related to the Company's reselling of VMware products and other continuing arrangements with VMware have not been adjusted and remain reflected within historical results.

[2] In connection with the Spin-Off, the Company received a dividend of approximately $9.3 billion from VMware (see Note [10]). This dividend amount, as well as cash on hand, was used by the Company to extinguish debt in the approximate principal amount of $9.4 billion. The repayment of debt directly attributable to the dividend receipt of approximately $9.3 billion is reflected as a decrease in cash and long-term debt in the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position. Assuming this debt was repaid as of February 1, 2020, the related decrease in interest expense is reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the periods presented. The repayment of debt using cash on hand and related interest savings are not reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements.

[3] As a result of debt repayments in connection with the Spin-Off, the Company incurred breakage costs of $126 million and recognized unamortized debt discounts and debt issuance costs of $98 million, which have been presented as an adjustment to interest and other, net in the Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended January 29, 2021. These costs are not expected to recur. The breakage costs were unpaid as of July 30, 2021 and are reflected as part of accrued and other in the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position. The recognition of the accelerated amortization of debt discounts and debt issuance costs is reflected in long-term debt in the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position.

[4] Total transaction costs incurred to effect the Spin-Off were approximately $204 million. As of July 30, 2021, approximately $6 million of costs were already incurred and included as part of historical results. An adjustment of $198 million was recorded to selling, general and administrative expenses in the fiscal year ended January 29, 2021 to reflect the impact of transaction costs on a full fiscal year. A corresponding adjustment was also included in accrued expenses and other as of July 30, 2021. These costs primarily related to legal, tax, accounting and other professional services. These costs are not expected to recur.

[5] Represents the income tax impact of the pro forma adjustments above at applicable statutory tax rates.

[6] Represents the adjustment of the incremental dilution from VMware’s share-based awards on diluted earnings per share of the Company, which will not have an impact on the Company's diluted net income following the Spin-Off.

[7] Pursuant to the Dell Technologies Inc. 2013 Stock Incentive Plan, the Spin-Off was deemed a restructuring event, requiring an adjustment of outstanding equity incentive awards in the ratio of 1.97 to 1. This adjustment represents the increase to potentially dilutive securities outstanding as if the transaction had occurred as of February 1, 2020.

[8] The Class V Common Stock was a class of common stock of the Company intended to track the economic performance of a portion of the Company’s interest in the Class V Group, which consisted solely of VMware, Inc. common stock held by the Company. Assuming the Spin-Off occurred on February 3, 2018, the Class V Common Stock would not have been in existence for the year ended February 1, 2019. Therefore, for pro forma adjustment purposes, the Company has adjusted the weighted average shares outstanding for the year ended February 1, 2019 to reflect the impact of the incremental shares of Class C Common Stock of the Company issued upon closing of the Class V transaction, pursuant to which all outstanding shares of Class V Common Stock ceased to be outstanding, to the weighted average shares outstanding as of November 2, 2018.

[9] Reflects the indemnification receivable under the Tax Matters Agreement between the Company and VMware, pursuant to which VMware has indemnified the Company against certain tax liabilities owed by the Company relating to VMware's operations prior to the Spin-Off.

[10] Reflects cash and cash equivalents attributable to VMware included in the Company's historical financial statements which will be accounted for as a discontinued operation plus an adjustment which represents the Company's $9.3 billion receipt of its pro rata share of the $11.5 billion special cash dividend paid by VMware to VMware common stockholders as of the Distribution Record Date.